EXHIBIT 10-60

GE Commercial Distribution Finance Corporation
3330 Cumberland Blvd, Suite 330
Atlanta, GA 30339
Phone # 770/850-4000

En Pointe Technologies Sales, Inc.		Via e-mail to: Jlatif@enpointe.com

2381 Rosencrans Avenue, Suite 325

El Segundo, CA 90245

Attention: Attiazaz “Bob” Din, President

Re:	Temporary Overline

Dear Bob:

Congratulations, I am pleased to inform you that GE Commercial Distribution Finance Corporation (“CDF”) agrees to make available to En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc. (“Dealer”) a temporary overline of up to $15,000,000 available through July 31, 2007 (“Overline Termination Date”). This overline temporarily increases the maximum credit limit on Dealer’s credit facility to up to $45,000,000. Dealer acknowledges that this temporary overline is subject to the terms and conditions of the Agreement for Wholesale Financing between CDF and Dealer dated June 25, 2004, as amended (“AWF”), and Business Financing Agreement between CDF and Dealer dated June 25, 2004, as amended (“BFA”) (individually and collectively the “Agreement”) and will automatically expire without further notice from CDF on the Overline Termination Date.

By signing below, you acknowledge and agree that any and all obligations due CDF pursuant to the terms of the BFA, which are in excess of the maximum credit limit pursuant to the Agreement, must be repaid on or before the Overline Termination Date. In addition, Dealer agrees that all obligations due CDF pursuant to the AWF will be repaid according to the terms of the AWF. Following the Overline Termination Date, CDF will be unable to approve new financing under the AWF until the obligations thereunder, including open approvals, fall below the maximum credit limit on Dealer’s inventory financing credit facility.

Notwithstanding anything herein to the contrary: (a) each of the parties hereto may rely on any facsimile copy hereof, and (b) such facsimile copy will be deemed an original, and the best evidence thereof for all purposes.

We appreciate the opportunity to provide you with this temporary overline. Please feel free to call our office if you have any questions.

Sincerely,

GE Commercial Distribution Finance Corporation

Name: Scott Hunt
Title: Portfolio Manager

ACKNOWLEDGED AND AGREED to this 13th day of June 2007:

En Pointe Technologies Sales, Inc.

By: /s/ Javed Latif
Name: Javed Latif
Title: CFO